EXHIBIT 99.1

Simmons First National Corporation Announces Agreements to Acquire Landmark Community Bank and Triumph Bancshares, Inc.

Acquisitions will complement existing footprint and enhance scale in Memphis and Nashville; will create the 9th largest bank in Tennessee based on deposit market share

PINE BLUFF, Ark., June 07, 2021 (GLOBE NEWSWIRE) -- Simmons First National Corporation (NASDAQ: SFNC) (“Simmons” or “Company”) announced today that it has entered into two separate definitive agreements to acquire Landmark Community Bank (“Landmark”), based in Collierville, Tenn., and Triumph Bancshares, Inc. ("Triumph"), the parent company of Triumph Bank, based in Memphis, Tenn. On a pro forma basis, the proposed Landmark and Triumph transactions (together, the “Proposed Transactions”) will create the 9th largest bank in Tennessee (based upon deposit market share) while vaulting Simmons’ ranking in Memphis from 35th to 6th and in Nashville from 20th to 15th.

“Landmark and Triumph are two successful, local community banks who share our philosophy of a strong credit culture, significant community involvement and a passion for delivering excellent customer service,” said George A. Makris, Jr., Simmons’ chairman and CEO. “The opportunity to combine forces with these two institutions also highly complements our existing footprint in Tennessee and enhances our scale in two of our key growth markets – Memphis and Nashville. In addition to cultural and geographic synergies, the financial metrics of these mergers are compelling and consistent with our M&A strategy of partnering with high-quality banks within our current footprint that represent an efficient use of our capital and delivers on our commitment of building long-term value for our shareholders. We’re very excited to welcome our newest partners to the Simmons organization.”

Financial highlights for Simmons, Landmark, Triumph and on a pro forma basis are shown below (unaudited as of March 31, 2021, except where otherwise noted):

($ in billions)

	Simmons	Landmark	Triumph	Pro Forma
Assets	$23.3	$1.0	$0.9	$25.2
Loans	12.2	0.8	0.7	13.7
Deposits	18.2	0.8	0.8	19.8
Branches	198	8	6	212
Deposit market share (1) (rank):
Tennessee	13th	34th	35th	9th
Memphis MSA	35th	12th	10th	6th
Nashville MSA	20th	39th	50th	15th

Source: S&P Global Market Intelligence; (1) Data as of June 30, 2020

“We believe the opportunity to join the Simmons team is very positive for Landmark’s stakeholders,” said James “Jake” Farrell, Landmark’s chairman, president and CEO. “We are excited to become part of the Simmons organization, and we look forward to using Simmons’ resources to strengthen and expand our business while continuing to provide locally focused banking services to our customers. With access to Simmons’ broader array of consumer and commercial products, combined with their leading-edge digital capabilities, we will be able to provide greater benefits to our customers and the communities we serve.”

Simmons has a long history of supporting the communities it serves. The Simmons First Foundation (“Foundation”) is committed to serving youth in the fields of education and health care across the bank’s footprint. The Foundation also supports underserved, low-to-moderate income families by funding housing and environmental initiatives. Since 2014, the bank’s contributions have totaled more than $13 million. Beginning in 2021, the Foundation is utilizing a new $3 million endowment for environmentally focused grants with interests in conservation and other agricultural projects. In connection with the Proposed Transactions, Simmons is reviewing plans for expanding its branch coverage in Memphis.

“For years, Triumph Bank has put its clients at the center of its focus, and partnering with Simmons provides our organization with the ability to continue to grow with our clients and meet their changing needs,” said William J. Chase, Jr., Triumph’s president and CEO. “In addition to being able to offer our clients a wider breadth of banking products and services, we will have a greater capacity to lend while continuing to deliver the same excellent customer service and active community involvement.”

Simmons’ Proposed Transaction with Landmark includes consideration consisting of a mixture of cash and Simmons’ common stock valued at approximately $146.3 million (based on the Company’s June 4, 2021 closing price), subject to certain conditions and potential adjustments. Simmons’ Proposed Transaction with Triumph also includes consideration consisting of a mixture of cash and Simmons’ common stock valued at approximately $131.6 million (based on the Company’s June 4, 2021 closing price), subject to certain conditions and potential adjustments. The cash consideration in both Proposed Transactions will be used primarily for payments to Landmark’s and Triumph’s respective optionholders.

The combined purchase price for the Proposed Transactions is estimated at approximately 147 percent of the combined tangible book value of Landmark and Triumph (as of March 31, 2021). Simmons estimates the Proposed Transactions, on a combined basis, to be approximately 7.5 percent accretive to earnings per share in 2022 (excluding one-time transaction expenses) and slightly accretive to tangible book value per share (including the impact of one-time transaction expenses and CECL “day two” accounting). Simmons expects to achieve cost savings of approximately 40 percent of Landmark’s and Triumph’s combined operating noninterest expense base through operational and administrative efficiency improvements. While revenue synergies have been identified, they have not been included in estimates.

The Proposed Transactions, which have been approved by the organizations’ respective boards of directors, are subject to the approval of Landmark's shareholders (in the case of the Landmark Proposed Transaction) and Triumph's shareholders (in the case of the Triumph Proposed Transaction), regulatory approval and other customary closing conditions. Simmons expects to close the Proposed Transactions during the fourth quarter of 2021.

Stephens Inc. served as financial advisor to Simmons, Mercer Capital Management, Inc. provided Simmons with fairness opinions, and Covington & Burling LLP served as Simmons’ legal advisor. Olsen Palmer LLC served as financial advisor to Landmark, and Baker, Donelson, Bearman, Caldwell & Berkowitz, PC served as Landmark’s legal advisor. Southard Financial, LLC served as financial advisor to Triumph, and Farris Bobango PLC served as Triumph’s legal advisor.

Simmons First National Corporation
Simmons (NASDAQ: SFNC) is an approximately $23.3 billion asset (as of March 31, 2021) Mid-South based financial holding company whose principal subsidiary, Simmons Bank, operates 198 financial centers, including 68 in Arkansas, 48 in Missouri, 33 in Tennessee, 23 in Texas, 20 in Oklahoma and 6 in Kansas. Founded in 1903, Simmons Bank offers comprehensive financial solutions delivered with a client-centric approach. Simmons Bank was recently named to Forbes’ list of “World’s Best Banks” for the second consecutive year and ranked among the top 30 banks in Forbes’ list of “America’s Best Banks” for 2021. Additional information about Simmons and Simmons Bank can be found on our website at simmonsbank.com, by following @Simmons_Bank on Twitter or by visiting our newsroom.

Conference Call
Simmons’ management will host a conference call today beginning at 9:00 a.m. Central Time regarding the announcement of the definitive agreements. Interested parties can listen to this call by dialing toll-free (866) 298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 6294458. In addition, the call will be available live or in recorded version on the Company’s website at simmonsbank.com under “Investor Relations.” The recorded version will be available for at least 60 days.

Additional information regarding the Proposed Transactions is provided in a supplemental presentation available under the “Investor Relations” page of the Company’s website at simmonsbank.com.

Forward-Looking Statements
Certain statements in this press release may not be based on historical facts and should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to a future period(s) or by the use of forward-looking terminology, such as “anticipate,” “estimate,” “expect,” “foresee,” “may,” “will,” “would,” “could,” or “intend,” future or conditional verb tenses, variations or negatives of such terms. These forward-looking statements include, without limitation, statements relating to the impact the Company expects the Proposed Transactions to have on the combined entities’ operations, financial condition, and financial results (including, among other things, pro forma information), and the Company’s expectations about its ability to successfully integrate the combined businesses and the amount of merger related costs, as well as cost savings and other benefits, the Company expects to realize as a result of the Proposed Transactions. Readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release, which involve risks and uncertainties, as actual results could differ materially from those indicated in such forward-looking statements due to a variety of factors. These factors, include, but are not limited to, the ability to obtain regulatory approvals and meet other closing conditions to the Proposed Transactions, including approval by Landmark’s and Triumph’s respective shareholders on the expected terms and schedule, delay in closing the Proposed Transactions, difficulties and delays in integrating the Landmark and/or Triumph business or fully realizing cost savings and other benefits of the Proposed Transactions, business disruption following the Proposed Transactions, changes in interest rates and capital markets, inflation, customer acceptance of the Company’s products and services, and other risk factors. Other relevant risk factors may be detailed from time to time in the Company’s press releases and filings with the U.S. Securities and Exchange Commission (the “SEC”). All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. Any forward-looking statement speaks only as of the date of this press release, and the Company, Landmark, and Triumph undertake no obligation, and specifically decline any obligation, to revise or update these forward-looking statements, whether as a result of new information, future developments or otherwise.

Important Additional Information and Where to Find It
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the Proposed Transactions. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the Proposed Transactions, the Company will file with the SEC a registration statement on Form S-4 (the “Registration Statement”) that will include proxy statements of each of Landmark and Triumph and a prospectus of the Company (the “Joint Proxy Statement/Prospectus”), and the Company may file with the SEC other relevant documents concerning the Proposed Transactions. The definitive Joint Proxy Statement/Prospectus will be mailed to shareholders of Landmark and Triumph. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTIONS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BY THE COMPANY, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS.

Free copies of the Joint Proxy Statement/Prospectus, as well as other filings containing information about the Company, may be obtained at the SEC’s Internet site (http://www.sec.gov), when they are filed by the Company. You will also be able to obtain these documents, when they are filed, free of charge, from the Company at simmonsbank.com under the heading “Investor Relations.” Copies of the Joint Proxy Statement/Prospectus can also be obtained, when it becomes available, free of charge, by directing a request to Simmons First National Corporation, 501 Main Street, Pine Bluff, Arkansas 71601, Attention: Ed Bilek, Director of Investor Relations, Email: ed.bilek@simmonsbank.com or ir@simmonsbank.com, Telephone: (870) 541-1000, to Triumph Bancshares, Inc., 5699 Poplar Avenue, Memphis, TN 38119, Attention: Will Chase, President, Telephone: (901) 333-8800, or to Landmark Community Bank, 1015 West Poplar Avenue, Collierville, TN 38017, Attention: Jake Farrell, Chairman, Telephone: (901) 850-0555.

Participants in the Solicitation
The Company, Landmark, Triumph and certain of their directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Landmark or Triumph in connection with the Proposed Transactions. Information about the Company’s directors and executive officers is available in its proxy statement for its 2021 annual meeting of shareholders, which was filed with the SEC on April 15, 2021. Information regarding all of the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy Statement/Prospectus regarding the Proposed Transactions and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

Investor and Media Contact
Ed Bilek
EVP, Director of Investor Relations
ed.bilek@simmonsbank.com
205.612.3378 (mobile)